Exhibit 99.1

Clayton Williams Energy Announces 2007 Financial Results and Reserves

MIDLAND, Texas--(BUSINESS WIRE)--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported net income for the fourth quarter of 2007 of $8.5 million, or $.74 per share, as compared to a net loss of $8.9 million, or $.81 per share, for the fourth quarter of 2006. Cash flow from operations for the fourth quarter of 2007 was $72.6 million, as compared to $29.5 million during the same period in 2006.

For the year ended December 31, 2007, the Company reported net income of $6 million, or $.52 per share, as compared to net income of $17.8 million, or $1.58 per share, for the same period in 2006. Cash flow from operations for fiscal 2007 was $234.9 million, as compared to $146 million during fiscal 2006.

Oil and gas sales increased 67% from $57.8 million for the fourth quarter of 2006 to $96.3 million for the same quarter in 2007 due to a combination of higher prices and incremental production volumes. Gas production increased 36% to 5.4 Bcf, or 58,924 Mcf per day, from 4 Bcf, or 43,272 Mcf per day, in the 2006 quarter. Oil production for the fourth quarter of 2007 increased 16% to 616,000 barrels, or 6,696 barrels per day, compared to 529,000 barrels, or 5,750 barrels per day, in the 2006 quarter. The increase in gas production was attributable primarily to recent drilling activity in North and South Louisiana. For the fourth quarter of 2007, average realized gas prices increased 9% to $7.06 per Mcf from $6.49 per Mcf in the same quarter of 2006, while oil prices increased 56% to $89.55 per barrel from $57.41 per barrel in the 2006 period. Average realized prices for 2007 and 2006 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company’s statements of operations as gain/loss on derivatives under applicable accounting standards.

For the fourth quarter of 2007, the Company reported a $18.9 million net loss on derivatives, consisting of a $9.8 million realized loss on settled contracts and a $9.1 million non-cash loss to mark the Company’s derivative positions to their fair value on December 31, 2007. For the same period in 2006, the Company reported a $11.9 million net gain on derivatives, consisting of a $3 million realized loss on settled contracts and a $14.9 million non-cash gain due to changes in mark-to-market valuations.

Exploration costs related to abandonments and impairments were $15.4 million during the fourth quarter of 2007 compared to $29.4 million in the fourth quarter of 2006. The 2007 costs related primarily to North Louisiana which included $7.1 million for the abandonment of the Dugdale #1 (Choudrant) and $4.9 million for the Benoit #1 (Sarepta) and leasehold impairments of $1.7 million.

The Company sold all of its producing and non-producing acreage in Pecos County, Texas for $21 million. The Company recorded a gain of approximately $12.5 million in the fourth quarter of 2007 in connection with this sale. Proceeds from the sale were used to repay indebtedness on the Company's revolving credit facility.

The Company recorded a non-cash charge during the fourth quarter of 2007 of $3.1 million for impairments pursuant to Statement of Financial Accounting Standards No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets," consisting of a $2 million write-down of two 2000 horsepower drilling rigs and related components and a $1.1 million charge for well service equipment to reduce these assets’ carrying values to their estimated fair market values.

The Company also announced today that its total proved oil and gas reserves as of December 31, 2007 were 290.8 Bcfe, consisting of 27.9 million barrels of oil and NGL and 123.2 Bcf of natural gas. By comparison, the Company reported proved reserves of 271.5 Bcfe as of December 31, 2006, consisting of 25.4 million barrels of oil and NGL and 119.2 Bcf of natural gas. The pre-tax present value of estimated future net revenues from these reserves, discounted at 10% and computed in accordance with SEC guidelines, totaled $1.3 billion at December 31, 2007, as compared to $712.4 million at December 31, 2006. The estimates were based on weighted average oil and NGL prices of $91.30 per Bbl in 2007, as compared to $57.18 in 2006, and gas prices of $7.37 per Mcf in 2007, as compared to $5.24 per Mcf in 2006.

During 2007, the Company replaced 97% of the 35.9 Bcfe produced in 2007 through extensions and discoveries. The following table summarizes the changes in proved reserves during 2007 on a Bcfe basis and as a percentage of 2007 production.

	Bcfe	% of 2007 Production
Total proved reserves, 12/31/06	271.5
Extensions and discoveries	34.9	97%
Revisions	20.9	58%
Sales of minerals-in-place	(.6)	(2)%
Production	(35.9)
Total proved reserves, 12/31/07	290.8

Net upward revisions of 20.9 Bcfe consisted of approximately 23.9 Bcfe of upward revisions attributable to the effects of higher oil and gas prices on the estimated quantities of proved reserves and approximately 3 Bcfe of downward revisions attributable to well performance.

The Company has increased its estimates for planned exploration and development expenditures for fiscal 2008 by $36 million from $220.5 million to $256.5 million. The increase in capital spending is due primarily to the addition of two drilling rigs to be utilized in the Permian Basin.

The Company will host a conference call to discuss these results and other forward-looking items today, March 12th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 71742162. The replay will be available for one week at 888-286-8010, passcode 27601585.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES
Oil and gas sales	$ 96,280	$ 57,824	$316,992	$245,967
Natural gas services	2,399	2,437	10,230	11,327
Drilling rig services	15,198	4,762	52,649	6,937
Gain on sales of assets	13,114	851	14,024	1,767
Total revenues	126,991	65,874	393,895	265,998

COSTS AND EXPENSES
Production	19,350	15,935	75,319	63,298
Exploration:
Abandonments and impairments	15,444	29,351	68,870	65,173
Seismic and other	1,059	1,933	4,765	11,299
Natural gas services	2,307	2,185	9,745	10,005
Drilling rig services	10,450	3,165	32,964	4,538
Depreciation, depletion and amortization	27,740	17,785	84,476	66,163
Impairment of property and equipment	3,114	8,934	12,137	21,848
Accretion of abandonment obligations	644	429	2,508	1,653
General and administrative	6,142	5,271	19,266	16,676
Loss on sales of assets	400	17	9,815	99
Total costs and expenses	86,650	85,005	319,865	260,752
Operating income (loss)	40,341	(19,131)	74,030	5,246

OTHER INCOME (EXPENSE)
Interest expense	(8,055)	(6,267)	(32,118)	(20,895)
Gain (loss) on derivatives	(18,945)	11,933	(31,968)	37,340
Other	662	(824)	5,355	(1,339)
Total other income (expense)	(26,338)	4,842	(58,731)	15,106

Income (loss) before income taxes	14,003	(14,289)	15,299	20,352

Income tax (expense) benefit	(5,047)	5,775	(5,497)	(1,979)

Minority interest, net of tax	(452)	(378)	(3,812)	(574)

NET INCOME (LOSS)	$ 8,504	$ (8,892)	$ 5,990	$ 17,799

Net income (loss) per common share:
Basic	$ 0.75	$ (0.81)	$ 0.53	$ 1.64
Diluted	$ 0.74	$ (0.81)	$ 0.52	$ 1.58

Weighted average common shares outstanding:
Basic	11,352	11,000	11,337	10,885
Diluted	11,529	11,000	11,494	11,244

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)
ASSETS
	December 31,	December 31,
	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$ 12,344	$ 13,840
Accounts receivable:
Oil and gas sales, net	36,698	23,398
Joint interest and other, net	16,666	17,810
Affiliates	308	2,436
Inventory	14,348	40,392
Deferred income taxes	3,581	505
Fair value of derivatives	7,191	23,729
Assets held for sale	17,281	-
Prepaids and other	3,962	3,888
	112,379	125,998
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,374,090	1,226,761
Natural gas gathering and processing systems	18,404	18,068
Contract drilling equipment	89,956	66,418
Other	14,505	15,848
	1,496,955	1,327,095
Less accumulated depreciation, depletion and amortization	(765,877)	(682,286)
Property and equipment, net	731,078	644,809
OTHER ASSETS
Debt issue costs	6,963	8,104
Fair value of derivatives	-	1,785
Other	10,676	14,737
	17,639	24,626
	$ 861,096	$ 795,433

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$ 72,477	$ 75,815
Oil and gas sales	24,806	14,222
Affiliates	1,747	1,407
Current maturities of long-term debt	22,500	17,397
Fair value of derivatives	56,929	29,722
Accrued liabilities and other	10,308	10,503
	188,767	149,066
NON-CURRENT LIABILITIES
Long-term debt	430,175	413,876
Deferred income taxes	44,302	36,409
Fair value of derivatives	-	21,281
Other	37,046	29,821
	511,523	501,387
STOCKHOLDERS' EQUITY:
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,135	1,115
Additional paid-in capital	121,063	113,965
Retained earnings	35,890	29,900
Accumulated other comprehensive income, net of tax	2,718	-
	160,806	144,980
	$ 861,096	$ 795,433

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ 8,504	$ (8,892)	$ 5,990	$ 17,799
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	27,740	17,785	84,476	66,163
Impairment of proved properties	3,114	8,934	12,137	21,848
Exploration costs	15,444	29,351	68,870	65,173
Gain on sales of assets, net	(12,714)	(834)	(4,209)	(1,668)
Deferred income taxes	3,318	(7,539)	3,768	215
Non-cash employee compensation	255	628	1,865	2,279
Unrealized (gain) loss on derivatives	9,086	(14,884)	24,249	(57,568)
Settlements on derivatives with financing elements	9,518	6,096	28,468	29,407
Amortization of debt issue costs	328	286	1,281	1,308
Accretion of abandonment obligations	644	429	2,508	1,653
Excess tax benefit on exercise of stock options	(963)	(1,807)	(963)	(1,807)
Minority interest, net of tax	452	378	3,812	574
Changes in operating working capital:
Accounts receivable	5,061	(8,217)	(10,028)	(8,101)
Accounts payable	(4,884)	470	10,992	3,543
Other	7,652	7,324	1,650	5,172
Net cash provided by operating activities	72,555	29,508	234,866	145,990

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(53,341)	(66,234)	(233,453)	(254,840)
Additions to equipment of Larclay JV	(1,899)	(14,529)	(29,302)	(60,655)
Proceeds from sales of assets	21,120	3,368	22,773	4,451
Change in equipment inventory	1,901	(1,701)	18,166	(662)
Other	(226)	(873)	(14,443)	1,753
Net cash used in investing activities	(32,445)	(79,969)	(236,259)	(309,953)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	35,600	25,800	129,300
Proceeds from long-term debt of Larclay JV	-	20,505	8,727	66,254
Repayments of long-term debt	(22,200)	-	-	-
Repayments of long-term debt of Larclay JV	(6,563)	-	(13,125)	-
Proceeds from sale of common stock	30	3,739	6,000	3,914
Settlements on derivatives with financing elements	(9,518)	(6,096)	(28,468)	(29,407)
Excess tax benefit on exercise of stock options	963	1,807	963	1,807
Net cash provided by (used in) financing activities	(37,288)	55,555	(103)	171,868

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,822	5,094	(1,496)	7,905

CASH AND CASH EQUIVALENTS
Beginning of period	9,522	8,746	13,840	5,935

End of period	$ 12,344	$ 13,840	$ 12,344	$ 13,840

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006

Average Daily Production:
Natural Gas (Mcf):
Permian Basin	14,024	13,668	14,649	14,260
North Louisiana	12,524	1,486	8,096	988
South Louisiana	23,262	16,966	24,025	13,638
Austin Chalk (Trend)	2,249	1,912	2,220	2,504
Cotton Valley Reef Complex	6,390	8,732	7,133	9,735
Other	475	508	450	513
Total	58,924	43,272	56,573	41,638

Oil (Bbls):
Permian Basin	3,319	3,095	3,212	3,172
North Louisiana	317	30	182	12
South Louisiana	922	858	1,139	943
Austin Chalk (Trend)	2,057	1,731	1,737	1,770
Other	81	36	81	51
Total	6,696	5,750	6,351	5,948

Natural gas liquids (Bbls):
Permian Basin	171	191	198	226
Austin Chalk (Trend)	279	261	259	269
Other	213	70	151	50
Total	663	522	608	545

Total Production:
Natural Gas (MMcf)	5,421	3,981	20,649	15,198
Oil (MBbls)	616	529	2,318	2,171
Natural gas liquids (MBbls)	61	48	222	199
Gas Equivalents (MMcfe)	9,483	7,443	35,889	29,418

Average Realized Prices (a):
Gas ($/Mcf):	$ 7.06	$ 6.49	$ 7.01	$ 6.68
Oil ($/Bbl):	$ 89.55	$ 57.41	$ 70.36	$ 62.92
Natural gas liquids ($/Bbl)	$ 60.21	$ 32.83	$ 43.74	$ 38.18

Gains (Losses) on settled derivative contracts (a):
($ in thousands, except per unit)
Gas:
Net realized gain (loss)	$ 2,445	$ (3,157)	$ 12,229	$ (679)
Per unit produced ($/Mcf)	$ 0.45	$ (0.79)	$ 0.59	$ (0.04)

Oil:
Net realized gain (loss)	$ (12,376)	$ 37	$ (20,086)	$ (19,886)
Per unit produced ($/Bbl)	$ (20.09)	$ 0.07	$ (8.67)	$ (9.16)

Clayton Williams Energy, Inc.
Summary of Capital Expenditures
(Unaudited)

	Planned
	Expenditures
	Year Ending	Percentage
	12/31/2008	of Total

Permian Basin	$ 110,300	43%
Austin Chalk (Trend)	59,300	23%
North Louisiana	47,900	19%
East Texas Bossier	17,200	7%
South Louisiana	13,400	5%
Utah/California	8,300	3%
Other	100	0%
	$ 256,500	100%

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a) Hedging gains (losses) are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2007 or 2006 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2007 and 2006 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.

Certain reclassifications of prior period financial statement amounts have been made to conform to current period presentations.

CONTACT:
Clayton Williams Energy, Inc., Midland
Patti Hollums, 432-688-3419
Director of Investor Relations
cwei@claytonwilliams.com
www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer